Exhibit 32.1

OFFICER'S CERTIFICATE

In connection with the Quarterly Report of Envirokare Tech, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission, I, George Kazantzis, President (President and Principal Financial Officer) and Louis F. Savelli (Chief Executive Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

That the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 10th day of November 2006.

/s/ George Kazantzis

George Kazantzis President and Principal Financial Officer
/s/ Louis F. Savelli

Louis F. Savelli Chief Executive Officer